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                                                                    EXHIBIT 99.4


Contacts:     Joel Katz, CFO                   Rebecca Metzger, Public Relations
              404-467-3011                     404-467-3211
              jkatz@harbinger.com              rmetzger@harbinger.com


For Immediate Release...


       HARBINGER CORPORATION ACQUIRES ATLAS PRODUCTS INTERNATIONAL LIMITED
             Harbinger to become major EC player in the U.K. market.

         Atlanta, GA - October 23, 1997 - Harbinger Corporation (NASDAQ: HRBC), the world's leading provider of single-source Electronic Commerce and Electronic Data Interchange (EDI) solutions, today announced the acquisition of Atlas Products International Limited, a leading provider of EDI translation software in the U.K.
         The acquisition of Atlas gives Harbinger a strong presence in the EC/EDI industry throughout the U.K. Atlas, based in Manchester, England, has an install base of over 2,500 customers on PC, UNIX and DEC/VMS platforms. Atlas products are targeted to small and mid-sized businesses, and are distributed directly and through third party channels in the U.K., European and other markets around the world. The acquisition of Atlas brings with it a substantial customer base as well as quality relationships in key industries including retail, finance, manufacturing and distribution. Additionally, Atlas' products provide extensive EC/EDI standards support for European, and in particular the U.K., theaters.
         Harbinger acquired Atlas for $11.8 million payable in Harbinger common stock. Harbinger will issue approximately 313,000 new shares of Harbinger common stock, in exchange for 100% of the capital stock of privately held Atlas. The transaction will be accounted for as a pooling of interests. Harbinger expects to take a 4Q97 charge for acquisition and integration related expenses of between $3-5 million related to this transaction, and expects that the transaction will be non-dilutive to earnings in the fourth quarter 1997 and accretive in calendar year 1998, exclusive of the charge.
         "Atlas' products, infrastructure and customer base, combined with Harbinger's existing European operations, products and IVAS-based services enables us to quickly become a major player in the U.K. market," said David Leach, CEO, Harbinger Corporation.
         "This is an exciting opportunity for us to market Atlas' products and services using Harbinger's channels throughout Europe, and to make Harbinger's TrustedLink Enterprise solutions available in the U.K.," said Allan Gray, Managing Director, Atlas. "Harbinger's mass deployment engine will provide hub companies with the ability to rapidly grow their trading communities in Europe."
         "Atlas is an essential element of Harbinger's European expansion strategy," said Willem van Nieuwenhuyzen, GM Europe, Middle East and Africa. "Atlas provides Harbinger with an established suite of EC products tailored to the needs of the European market and the U.K. in particular. As one of the UK's leading vendors of desktop EDI translation software, Atlas has successfully expanded into the Windows NT and UNIX

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markets. This strength, combined with our existing operations in the U.K., make
Harbinger a major player in the market with the ability to offer a complete suite of EC software and services across all platforms from the desktop to the mainframe."

About Harbinger

         Harbinger Corporation is a world-leading, single-source provider of Electronic Commerce and EDI solutions servicing over 46,000 software and network customers. The company is dedicated to providing comprehensive and scalable EC/EDI software and Value-Added Network services from desktops to mainframes, and additionally meeting emerging market needs for Internet- and Web-based commerce solutions. In addition to millions of EDI transactions, over $1.5 billion in Automated Clearing House (ACH) transfers flow through the Harbinger Network each month. Harbinger is headquartered in Atlanta, Georgia and provides worldwide support to customers with over 750 experienced employees in multiple U.S. and overseas operations facilities. For information on Harbinger's full line of products and services, please visit the World Wide Web at www.Harbinger.com.

         This press release contains statements which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. 15 U.S.C.A. Sections 77Z-2 and 18U-5 (Supp.
1996). Those statements include statements regarding the intent, belief or current expectations of Harbinger Corporation and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements are set forth in the Safe Harbor Compliance Statement for Forward-Looking Statements included as Exhibit 99.1 to the Company's Current Report on Form 8-K dated and filed July 16, 1997. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

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Harbinger and the Harbinger logo are registered trademarks, and TrustedLink a trademark of Harbinger Corporation. Atlas and ____are the trademarks of Atlas